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                                                                   EXHIBIT 10.29

                      TURNKEY HOSPITAL PURCHASE AGREEMENT

1. SELLER

   Neurotech Development Corporation, located at 45 Orchard Street Manhasset, NY 11030, USA, a registered Delaware Corporation hereby referred to as the Seller.

2. PURCHASER

   The People's Government of Jiading Shanghai hereinafter referred to as the Purchaser. That the purchaser will be the operator of the hospital(s), the Purchaser is entering into this Agreement with full corporate intent and legal responsibility in accordance with the governing laws of The People's Republic of China.

3. QUALITY STANDARDS

   The Purchaser will maintain the quality standards set forth by the Seller in the training program of the hospitals named in this Agreement.

4. DESCRIPTION OF HOSPITALS

   A 80 bed acute care facility with full outpatient departments and services as well as emergency services and education centre. This hospital will act in connection with and as part of a tertiary hospital with a qualified trauma center, through direct computer and data access.

   Size:                        14,000 Sq. Ft.
   Number of beds:              80
   Structure:                   Prefabricated Steel
   All acute care departments:  Radiology
                                Emergency
                                Oncology
                                Neurology
                                Orthopedic
                                Obstetric
                                Gynecology
                                Pediatric
                                Surgery
                                Urology
                                Internal Medicine
                                Cardiology
                                Laboratory
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   Operating Systems:           Accounting
                                Purchasing
                                Medical Records

   "Global Health Enterprises Turn Key Hospitals" as presented in publication titled Global Health Enterprises Turnkey Hospitals to act as satellite hospitals in the surrounding areas.

   Hospitals shall consist of:  Prefabricated steel buildings
                                All diagnostic and laboratory equipment
                                 (per book)
                                Operating room equipment
                                Emergency room equipment
                                Pharmacy equipment
                                All Pharmaceuticals
                                All medical disposables
                                Computerized billing and accounting systems
                                Medical records systems

Construction standard:          USA
Pharmaceutical standard:        USA
Equipment standard:             USA
Health practice code:           USA

5. SERVICES PROVIDED BY SELLER

   Ancillary services:          Staff training in USA

   Medical staff:               Full medical staff
                                Full laboratory staff
                                Administrative staff

   Support services only:       Maintenance supervisor
                                Housekeeping
                                Dietary supervision

6. DEPOSIT

   Normal deposit requirements are hereby waived.

7. NON EXCLUSIVITY

   The hospitals are sold on a non exclusive basis. The names "Global Health", "Neurotech Corporation" cannot be used in the operating name of the hospital.

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 8. CONTRACTUAL ORDER OF PROCEDURES

    Upon execution of this contract and receipt of first payment, Global Health Technical team will arrive at site, begin public health study, operating study, and prepare final report and final budgetary proposal. The report will consist of recommended final configuration and drawings for each hospital, dependent on population, service area, public health etc.

    Technical staff administrator, will remain and begin interviews and selection of hospital staff with purchaser.

 9. APPROVALS REQUIRED

    Seller will provide purchaser with final report, budgetary scheme, and physical model for final approval within 30 days of receipt of first payment.

10. PAYMENT

    Upon purchasers acceptance of this contract, purchaser's bank will open bank Guaranty with the Bank of China for construction of the proposed hospital(s). Such bank guarantees will be in the increments of $15,000,000 USD. Such issuance will be in accordance with the budgets and budgetary times required by the government for such capital projects.

11. DELIVERY TIME

    There is one tertiary care hospital in this contract and which will be delivered and opened in accordance with the final schedules set forth by mutual agreement between the purchasor and the seller.

    It is anticipated that this project will be completed in phases over a period of 3 years.

12. TRAINING

    Staff training shall commence at the beginning of the manufacturing process. Air transportation, employee salaries, meals, are the responsibility of the purchaser.

    Training shall take place at the University of Texas, at Galveston, or any other Neurotech affiliated school.

    There will be 2 classes each timed for the delivery of the hospitals for that period.
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13. ADMINISTRATOR

    An American administrator will remain for the first 6 months of operation at the expense of the Seller.

14. FINANCING

    Financing is provided in accordance with the terms of the Bank Guaranty.

15. PURCHASER PROVIDES

    Land
    Road
    Electricity
    Fresh Water
    Sewage

    Contract Purchasor will place hospitals on (minimum 1 hectare/site each)

16. PRICING

    The 80 bed acute care facility is priced at $12,000,000 USD

    Pricing may vary in accordance with final specifications and recommendations of technical committee and/or Purchaser.

    Total price of this project for hospital is $24,000,000 USD.

17. ENDORSEMENTS

    This hospital project has been submitted to The World Council of Peoples For The United Nations as a humanitarian project and as such may use this recognition when seeking financing and governmental approval.

18. GOVERNING LAW

    This contract shall be deemed valid and subject to the laws of The Peoples Republic of China.
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19. LOCATIONS

    The hospitals shall be located in the areas as directed by the municipality of Hangzhou. Modifications in design required by geographical location, will be the responsibility of the Purchasor.

    Such special conditions include constant power generation, medical waste disposal unit, flood, plane, earthquake, etc.

    A separate public health analysis will be done for each area.

20. RECOGNIZED AGENTS

    The following agents are recognized as agents for the Seller.

    Grace Fame Industrial Ltd.
    601-4 Hilder Center
    2 Sung Ping St.
    Hung Hom, Hong Kong

    Sophia Yao, President

21. TERM OF PROJECT

    This Project is estimated to take 3 years to complete from the date of initial contract payment.

    So we hereby complete this agreement and set forth our signatures on this date.

    AGREED

Seller:     /s/ Lawrence Artz                           Date: 11-4-99
       -----------------------------------------        -------------
       Neurotech Development Corporation
       Lawrence Artz, Vice President

Purchaser: /s/                                          Date: 7-11-99
          --------------------------------------        -------------
          Public Health Bureau of Jiading Shanghai

Agent:    /s/                                           Date: 7-11-99
          --------------------------------------        -------------
          Grace Fame Industrial Ltd.
          Sophia Yao, President